================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO. 1)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  GENCORP INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

================================================================================

                                  GENCORP INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To the Shareholders of                                         February 13, 1998

            GenCorp Inc.:                                         Fairlawn, Ohio

    The Annual Meeting of Shareholders of GENCORP INC. (the "Company") will be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio, on March 25, 1998 at 9 o'clock a.m. to consider and act on the following matters:

          1. Election of Directors to serve a term of three years. (page 2)

          2. Ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors to audit the books of account and other corporate records of the Company for 1998. (page 22)

          3. Such other matters as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on February 9, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting.

    THE COMPANY HAS A GREAT NUMBER OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING WHO OWN FEWER THAN 100 SHARES. WHETHER YOU OWN ONE SHARE OR HUNDREDS OF SHARES, YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION WILL ENABLE THE COMPANY TO AVOID ADDITIONAL EXPENSE AND DELAY. A RETURN ENVELOPE, REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                            By order of the Board of Directors,
                                            EDWARD R. DYE, Secretary

                                 ANNUAL MEETING

                                       OF

                                  GENCORP INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                                PROXY STATEMENT

                                                               February 13, 1998

This Proxy Statement is being mailed to shareholders beginning approximately February 13, 1998 in connection with the solicitation by the Company, on behalf of its Board of Directors, of proxies to be used at the Annual Meeting of Shareholders of the Company which is to be held on March 25, 1998 at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

  If the accompanying form of proxy is signed, dated and returned to the Company's transfer agent, The Bank of New York, it will be voted, but it may be revoked at any time before it is voted. Shares in respect of which a proxy or other written instruction is not received by the Bank will not be voted. The presence of a shareholder at the meeting does not revoke any proxy previously given. A shareholder, without affecting any vote previously taken, may revoke his or her proxy by giving notice to the Company in writing or in open meeting.

  Any shares held for the account of a shareholder participating in the Company's dividend reinvestment program will be voted in accordance with the participant's instructions set forth in the proxy returned to the Bank in respect of the shares which the shareholder holds of record. If a proxy in respect of the shares which the shareholder holds of record is not returned to the Bank, the shareholder's dividend reinvestment program shares will not be voted.

  The Trustees for the Company's savings and profit sharing plans, Mellon Bank N.A. and Royal Trust Corporation of Canada, and the GenCorp Trustee for the Company's Stock Incentive Compensation Plan, will each vote any shares held for participants' accounts in accordance with the confidential voting instructions returned by the participants to the Trustees, (CLo) The Bank of New York. If such confidential voting instructions are not returned, the participants' shares will be voted by the Trustees in accordance with the instructions of the Benefits Management Committee for the plans.

  A copy of the Company's 1997 Annual Report, including financial statements, is enclosed in the envelope with this Proxy Statement.

  At the close of business on February 9, 1998, there were 41,394,118 outstanding shares of Common Stock and no outstanding shares of Cumulative Preference Stock of the Company. Holders of outstanding shares of Common Stock are entitled to one vote for each full share held on the February 9, 1998 record date.

                      NOMINATION AND ELECTION OF DIRECTORS

  The Company's Code of Regulations provides for a Board of not less than seven nor more than seventeen directors, and authorizes the Board to determine from time to time the number of directors within that range that will constitute the Board by the affirmative vote of a majority of the members then in office. Additionally, the Company's Articles of Incorporation require that the Board of Directors be divided into three classes having staggered terms.

  Mr. Paul J. Phoenix, who has served as a director of the Company since 1990, will retire from the Board in accordance with the Company's retirement policy for directors. Mr. Phoenix's contributions to the Company throughout the years have been of inestimable value, and his participation will be greatly missed. The Board has decided not to fill the vacancy resulting from Mr. Phoenix's retirement at this time, and has reduced the number of directors constituting the Board from twelve to eleven. The Board has set the number of directors to be elected at this Annual Meeting at four and recommends that its four nominees named below be elected to serve for a three-year term expiring at the March 2001 Annual Meeting.

  Abstentions and non-votes are counted as present for purposes of determining whether a quorum is present at the meeting. Directors are elected by a plurality of the votes cast. Votes cast for a nominee will be counted in favor of election. Withhold votes and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the Board's four nominees. Proxies cannot be voted for a greater number of persons than the number of directors set by the Board for election. If, prior to the meeting, a nominee becomes unable to serve as a director for any reason, the proxyholders reserve the right to substitute another person of their choice in such nominee's place and stead. It is not anticipated that any nominee will be unavailable for election.

  The Company has no provision for cumulative voting in the election of directors. Holders of Common Stock are, therefore, entitled to cast one vote for each share held on the February 9, 1998 record date for each nominee for director.

  The information set forth below is given as of December 31, 1997 unless stated otherwise. Each nominee for election and each director continuing in office has had the same principal occupation or employment during the past five years unless otherwise indicated.

NOMINEES FOR ELECTION AT THIS MEETING TO THREE-YEAR TERMS EXPIRING IN MARCH
2001:

GEN. PAUL X. KELLEY
Director since 1989

Vice Chairman of Cassidy and Associates, Inc., Washington, D.C. (government and public relations firm) since January 1990. Commandant of the United States Marine Corps from 1983 until retirement in 1987. Director of AlliedSignal Inc., Morristown, NJ; The Wackenhut Corporation, Coral Gables, FL; Sturm, Ruger and Co., Inc., Southport, CT; UST, Inc., Greenwich, CT; and Saul Centers, Inc., Chevy Chase, MD. Chairman of the Government Affairs & Environmental Issues Committee and member of the Audit and Nominating & Corporate Governance Committees of the Board. Age 69.

DIANE E. MCGARRY
Director since 1995

Chairman, President and Chief Executive Officer of Xerox Canada Inc., North York, Ontario, Canada (a manufacturer of copiers and electronic office equipment) since October 1993; previously Director, Sales Operations for the United Kingdom for Rank Xerox, a joint venture between Xerox and the Rank Organization from 1991 to 1993; Executive Assistant to the Chairman and Chief Executive Officer of Xerox from February 1990 to 1991. Member of the Audit and the Government Affairs & Environmental Issues Committees of the Board. Age 48.

DR. R. BYRON PIPES
Director since 1993

President of Rensselaer Polytechnic Institute, Troy, NY since 1993. Provost of the University of Delaware from 1991 until 1993 and Dean of the College of Engineering from 1985 until 1993. Chairman of the Nominating & Corporate Governance Committee and member of the Executive and Government Affairs & Environmental Issues Committees of the Board. Age 56.

STEVEN W. PERCY
Director since 1997

Chairman and Chief Executive Officer of BP America Inc., Cleveland, OH (a petroleum extraction, refining and distribution company) since 1996; Executive Vice President of BP America and President of BP Oil in the United States from 1992 to 1996; Group Treasurer of the British Petroleum Company, plc and Chief Executive of BP Finance International from 1989 until 1992. Director of The Tranzonic Companies, Pepper Pike, OH. Member of the Organization & Compensation and Nominating & Corporate Governance Committees of the Board. Age 51.

DIRECTORS WHOSE TERMS CONTINUE UNTIL MARCH 1999:

CHARLES A. CORRY
Director since 1995

Chairman of the Executive Committee of USX Corporation, Pittsburgh, PA (producer of energy and metal products). Chairman and Chief Executive Officer of USX from 1989 until retirement in 1995 (President and a Director since February 1988). Director, Mellon Bank Corporation and Mellon Bank, N.A., Pittsburgh, PA. Member of the Finance, Nominating & Corporate Governance, Organization & Compensation, and Executive Committees of the Board. Age 65.

WILLIAM K. HALL
Director since 1995

Chairman and Chief Executive Officer of Falcon Building Products, Inc., Chicago, IL (manufacturer of building products) since 1997 (President and Chief Executive Officer since 1994). Also President and Chief Executive Officer of Eagle Industries, Inc., Chicago, IL (diversified manufacturing company) from 1988 until 1997. Director of A. M. Castle & Co., Franklin Park, IL. Member of the Finance and Organization & Compensation Committees of the Board. Age 54.

DR. ROBERT K. JAEDICKE
Director since 1990

Professor of Accounting at the Graduate School of Business, Stanford University, Stanford, CA since 1961 (formerly served as Dean of the Graduate School of Business from 1983 until 1990). Director of Boise Cascade Corporation, Boise, ID; Enron Corporation, Houston, TX; Wells Fargo & Co., San Francisco, CA; California Water Services Company, San Jose, CA, and State Farm Insurance Companies, Bloomington, IL. Chairman of the Audit Committee and member of the Finance and Government Affairs & Environmental Issues Committees of the Board. Age 68.

ROBERT D. KUNISCH
Director since 1992

Vice Chairman of Cendant Corporation, Parsippany, NJ (a global consumer and business services company) since December 1997. Previously Chairman of the Board from 1989 until 1997 (Chief Executive Officer from 1988 and President from 1984) of PHH Corporation, Hunt Valley, MD (a business services company). Director of CSX Corporation, Richmond, VA and Mercantile Bankshares, Baltimore, MD. Member of the Audit, Organization & Compensation and Executive Committees of the Board. Age 56.

DIRECTORS WHOSE TERMS CONTINUE UNTIL MARCH 2000:

JAMES M. OSTERHOFF
Director since 1990

Executive Vice President and Chief Financial Officer of US WEST Inc., Englewood, CO (communications company) from 1991 until retirement in 1995. Previously Vice President, Chief Financial Officer of Digital Equipment Corporation, Maynard, MA (computer systems, software and services company). Director of Financial Security Assurance Holdings Ltd., New York, NY. Chairman of the Finance Committee and Member of the Audit and Government Affairs & Environmental Issues Committees of the Board. Age 61.

J. GARY COOPER
Director since January 1998

Chairman and Chief Executive Officer of Commonwealth National Bank, Mobile, AL (a commercial bank) since January 1998. United States Ambassador to Jamaica from November 1994 until November 1997. Previously Senior Vice President, David Volkert and Associates (engineering and architectural firm) from 1992 until 1994. Assistant Secretary of the Air Force for Manpower, Reserve Affairs, Installations and the Environment from 1989 to 1992. Active and reserve duty, United States Marine Corps until 1996. Major General, United States Marine Corps Reserve. Age 61.

JOHN B. YASINSKY
Director since 1993

Chairman of the Board since March 1995 and Chief Executive Officer and President of the Company since July 1994. A Director of the Company since November 1993 (and President and Chief Operating Officer from November 1993 until July 1994). Previously Group President, Westinghouse Electric Corporation, Pittsburgh, PA (power generation and electrical equipment manufacturing company) from February 1993 until November 1993; President, Westinghouse Power Systems from 1990 to 1993. Director of CMS Energy Corporation, Dearborn, MI and Consumers Power Company, Jackson, MI. Chairman of the Executive Committee of the Board. Age 58.

               HOLDINGS OF SHARES OF THE COMPANY'S CAPITAL STOCK

SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists share ownership of the Company's Common Stock by directors and executive officers of the Company as of February 2, 1998. Unless otherwise indicated, share ownership is direct.

                                                                                PERCENT
                                                           AMOUNT OF              OF
                BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP      CLASS(3)
----------------------------------------------------------------------------------------
J. Gary Cooper                                                   400                --
Charles A. Corry                                               2,700                --
William K. Hall                                                3,300                --
Robert K. Jaedicke                                             1,525                --
Paul X. Kelley                                                 2,425                --
Robert D. Kunisch                                              2,263                --
Diane E. McGarry                                               1,325                --
James M. Osterhoff                                             3,971                --
Steven W. Percy                                                  604                --
Paul J. Phoenix                                                2,322                --
R. Byron Pipes                                                 1,525                --
John B. Yasinsky                                             445,249(1)(2)          --
D. Michael Steuert                                           174,630(1)(2)          --
Nathaniel J. Mass                                             54,896(1)(2)          --
William R. Phillips                                           34,492(1)(2)          --
Kevin M. McMullen                                             51,371(1)(2)          --
All directors and executive officers as a group            1,095,186(1)(2)        2.65%
  (24 persons)

---------------

(1) Includes shares subject to stock options which may be exercised within 60 days of February 2, 1998 as follows: Mr. Yasinsky, 360,300 shares; Mr. Steuert, 112,500 shares; Mr. Mass 52,500 shares; Mr. Phillips, 13,200 shares; Mr. McMullen, 50,000 shares, and all executive officers as a group, 738,525 shares. Nonemployee directors do not participate in the Company's stock option plan.

(2) Includes the approximate number of shares credited to the individual's account as of February 2, 1998 under the GenCorp Retirement Savings Plan, and where applicable, under the GenCorp Stock Incentive Compensation Plan and under the GenCorp Profit Sharing Retirement and Savings Plan, a savings plan for salaried employees sponsored by the Company prior to September 1989.

(3) No individual director, nominee for director or executive officer beneficially owns more than 1% of the Company's Common Stock.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership and changes in ownership of GenCorp equity securities and certain benefit plan interests with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges and to furnish to the Company copies of all Section 16(a) forms which they file. Based upon its review of copies of Section 16(a) forms received by it, or written representations received from certain reporting persons, the Company believes that its executive officers and directors have complied with all applicable Section 16(a) filing requirements for fiscal 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the 41,324,085 shares of the Company's Common Stock outstanding as of December 31, 1997. The dates applicable to the beneficial ownership indicated are set forth in the footnotes below.

                                                          SHARES
                                                       BENEFICIALLY       PERCENT
                BENEFICIAL OWNER                          OWNED           OF CLASS
----------------------------------------------------------------------------------
GenCorp employee savings plans                           5,753,402          13.92%(1)
  175 Ghent Road
  Fairlawn, OH 44333
FMR Corp.                                                4,406,173          10.66%(2)
  82 Devonshire Street
  Boston, MA 02109
Mario J. Gabelli/Gabelli Funds Inc.                      3,217,875           7.79%(3)
  One Corporate Center
  Rye, NY 10580
Franklin Resources, Inc.                                 2,570,500           6.22%(4)
  777 Mariners Island Boulevard
  San Mateo, CA 94404
The Prudential Insurance Company of America              2,315,047           5.60%(5)
  Prudential Plaza
  Newark, NJ 07102

---------------

(1) Shares held at December 31, 1997 by the Trustee for the plans, Mellon Bank, included 590,389 shares held for the GenCorp Profit Sharing Retirement and Savings Plan, and 5,163,013 shares held for the GenCorp Retirement Savings Plan. Shares are voted by the Trustee in accordance with instructions of the participating employees to whose accounts such shares are allocated, except that shares for which no employee instructions are received and shares held for the plans which have not been allocated to participants' accounts are voted by the Trustee in accordance with instructions of the Benefits Management Committee ("Committee") for the plans. The Committee presently consists of four persons, all of whom are officers of the Company.

(2) FMR reported that it had sole power to vote 252,100 shares, sole dispositive power with respect to 4,406,173 shares and no shared voting or dispositive power in Amendment No. 3 to Schedule 13G dated January 31, 1998 and filed with the Securities and Exchange Commission.

(3) Mario J. Gabelli, directly as to 2,625 shares and through and shared with various entities within Gabelli Funds Inc. as to the balance of the shares, has investment discretion with respect to all shares, sole voting authority with respect to 3,202,875 shares and no voting authority with respect to 15,000 shares, according to Amendment No. 26 to Schedule 13D dated January 8, 1998 and filed with the Securities and Exchange Commission.

(4) Franklin Resources, Inc. reports sole voting and dispositive authority for 1,694,600 shares held by Franklin Mutual Advisers, Inc., sole voting and dispositive authority for 718,700 shares held by Templeton Investment Counsel, Inc., and sole voting and dispositive power for 157,200 shares held by Templeton Global Advisers Limited in Schedule 13G dated January 27, 1998 and filed with the Securities and Exchange Commission.

(5) Prudential reported that it had sole voting and dispositive authority with respect to 1,518,400 shares and shared voting and dispositive authority with respect to 791,418 shares in Amendment No. 2 to Schedule 13G dated January 28, 1997 and filed with the Securities and Exchange Commission. (The shares referenced above included 5,229 shares receivable on conversion of Convertible Subordinated Debentures which were called for redemption during
    1997).

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

MEETINGS OF THE BOARD

  The Company's Board of Directors held six meetings during the 1997 fiscal year.

ORGANIZATION & COMPENSATION COMMITTEE

  The Organization & Compensation Committee reviews periodically the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the Chief Executive Officer; monitors executive development and succession planning, reviews the effectiveness and performance of senior management and makes recommendations to the Board concerning the appointment and removal of officers; periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning major changes, as appropriate; annually reviews changes in the Company's employee benefit, savings and retirement plans and reports thereon to the Board; administers the Company's incentive and deferred compensation plans; and approves, and in some cases recommends to the Board of Directors for approval, the compensation of employee-directors, officers, and principal executives of the Company. Seven meetings were held during 1997. Additional information regarding the Organization & Compensation Committee begins on page 16.

AUDIT COMMITTEE

  The Audit Committee reviews and evaluates the scope of the audits to be performed, the adequacy of services performed by, and the fees and compensation of the independent auditors and receives and reviews a report from the independent auditors prior to the publication of the audited financial statements; considers and recommends to the Board of Directors the selection of the independent auditors to examine the consolidated financial statements of the Company for the next year; reviews and evaluates the scope and appropriateness of the Company's internal audit programs and plans and its system of internal control; reviews and evaluates the appropriateness of the Company's accounting principles and practices and financial reporting and receives periodic reports from the Internal Audit and Law Departments on a number of matters, including compliance with the Company's Policy on Legal and Ethical Conduct. Six meetings were held during 1997. Members of the Audit Committee are: Robert K. Jaedicke, Chairman, Paul X. Kelley, Robert D. Kunisch, Diane E. McGarry and James M. Osterhoff.

EXECUTIVE COMMITTEE

  During the intervals between meetings of the Board of Directors, the Executive Committee, unless restricted by resolution of the Board, may exercise, under the control and direction of the Board, all of the powers of the Board of Directors in the management and control of the business of the Company. The Executive Committee held one meeting during 1997. Members of the Executive Committee are:
John B. Yasinsky, Chairman, Charles A. Corry, Robert D. Kunisch and R. Byron Pipes.

FINANCE COMMITTEE

  The Finance Committee makes recommendations to the Board in regard to planning of the Company with respect to its capital structure and raising of its long-term capital and with regard to dividend action of the Company; reviews the performance and management of the Company's employee benefit funds; and makes recommendations to the Board in regard to contributions to any pension plan, profit sharing, retirement or savings plan of the Company, or any proposed changes in the funding method or interest assumption or in amortization of liabilities in connection with funding any such plan. Four meetings were held during 1997. Members of the Finance Committee are: James M. Osterhoff, Chairman, Charles A. Corry, William K. Hall, Robert K. Jaedicke and Paul J. Phoenix.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

  The Nominating & Corporate Governance Committee periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of directors, the composition of the Board, structure and function of Board committees, retirement policies and compensation and benefits of directors; recommends to the Board qualified candidates to serve as directors of the Company and aids in attracting qualified candidates to the Board; considers and makes recommendations to the Board concerning director nominations submitted by shareholders. To be considered for election at an Annual Meeting, shareholder nominations must be accompanied by the written consent of each such nominee and must be mailed to the Nominating & Corporate Governance Committee, 175 Ghent Road, Fairlawn, Ohio 44333, Attention: Secretary, and received by the Secretary no later than the December 1 immediately preceding the date of the annual meeting at which the nominee is to be considered for election. Five meetings were held during 1997. Members of the Nominating & Corporate Governance Committee are: R. Byron Pipes, Chairman, Charles A. Corry, Paul X. Kelley, Steven W. Percy and Paul J. Phoenix.

GOVERNMENT AFFAIRS & ENVIRONMENTAL ISSUES COMMITTEE

  The Government Affairs & Environmental Issues Committee periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments which may significantly affect the Company; reviews and advises the Board regarding adoption or amendment of major company policies and programs relating to matters of public policy; monitors the proposed adoption or amendment of significant environmental legislation and regulations and advises the Board regarding the impact such proposals may have upon the Company and, where appropriate, the nature of the Company's response thereto; periodically reviews and advises the Board regarding the status of the Company's environmental policies and performance under its environmental compliance programs; and periodically reviews and reports to the Board regarding the status of, and estimated liabilities for, environmental remediation. Three meetings were held during 1997. Members of the Government Affairs & Environmental Issues Committee are: Paul X. Kelley, Chairman, Robert
K. Jaedicke, Diane E. McGarry, James M. Osterhoff and R. Byron Pipes.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                 ANNUAL COMPENSATION              -------------------------------------
                                         ------------------------------------          AWARDS              PAYOUTS
                                                                                  ----------------     ----------------
                                                                 OTHER ANNUAL        SECURITIES
                                         SALARY       BONUS      COMPENSATION        UNDERLYING          LTIP PAYOUTS
 NAME AND PRINCIPAL POSITION    YEAR       ($)         ($)           ($)          OPTIONS/SARS (9)           ($)
------------------------
John B. Yasinsky                1997     666,667     850,000(1)      16,000(7)         100,000              698,200(10)
 Chairman,                      1996     620,833     600,000(2)      16,000(7)         100,000              281,266(11)
 Chief Executive Officer        1995     593,333     425,000(3)      16,000(7)         150,000                   --
 and President
Roger I. Ramseier               1997     324,923     390,000(4)      16,000(7)              --              235,808(10)
 former Vice President;         1996     312,404     230,000(2)      16,000(7)              --               56,340(11)
 former President, Aerojet-     1995     296,732     250,000         16,000(7)          45,000                   --
 General Corporation
D. Michael Steuert              1997     312,500     310,000(1)      10,000(7)          30,000              193,054(10)
 Senior Vice President and      1996     272,083     265,000(2)      10,000(7)              --               85,291(11)(12)
 Chief Financial Officer        1995     242,500     150,000(3)      10,000(7)          40,000                   --
Nathaniel J. Mass               1997     320,833     285,000(1)     156,696(8)          30,000                   --
 Senior Vice President,         1996     144,423     250,000(5)       2,621(8)          75,000                   --
 Strategic Growth               1995          --          --             --                 --                   --
William R. Phillips             1997     245,000     250,000(1)      18,263(7)(8)       20,000                   --
 Senior Vice President, Law;    1996     149,728     115,000             --             40,000                   --
 General Counsel                1995          --          --             --                 --                   --
Kevin M. McMullen               1997     250,000     175,000(1)          --             25,000                   --
 Vice President; President,     1996      56,890     220,000(6)                         75,000                   --
 Decorative and Building        1995          --          --             --                 --                   --
 Products Business Unit

                                 ALL OTHER
                                COMPENSATION
 NAME AND PRINCIPAL POSITION    ($) (13)(14)
                                <C
------------------------
John B. Yasinsky                    54,466
 Chairman,                          47,065
 Chief Executive Officer            40,470
 and President
Roger I. Ramseier                   47,243
 former Vice President;             35,738
 former President, Aerojet-         34,422
 General Corporation
D. Michael Steuert                  36,463
 Senior Vice President and          28,666
 Chief Financial Officer            24,795
Nathaniel J. Mass                   18,324
 Senior Vice President,              6,066
 Strategic Growth                       --
William R. Phillips                 20,172
 Senior Vice President, Law;        13,477
 General Counsel                        --
Kevin M. McMullen                   16,405
 Vice President; President,          1,876
 Decorative and Building                --
 Products Business Unit

---------------

 (1)   All elected officers received 20% of their net 1997 incentive bonus in shares of
       GenCorp Common Stock (based upon the closing price on January 30, 1998 as reported in the New York Stock Exchange Composite Transactions published in the Wall Street
       Journal) as follows: Mr. Yasinsky, 4,179 shares; Mr. Steuert, 1,505 shares; Mr. Mass
       1,349 shares; Mr. Phillips, 1,206 shares and Mr. McMullen, 837 shares.

 (2)   Messrs. Yasinsky, Ramseier and Steuert each received part of their 1996 incentive bonus in shares of GenCorp Common Stock (based upon the closing price on January 20, 1997 as reported in the New York Stock Exchange Composite Transactions published in the Wall
       Street Journal) as follows: Mr. Yasinsky, 9,140 shares; Mr. Ramseier, 2,266 shares; and
       Mr. Steuert, 2,474 shares.

 (3)   Messrs. Yasinsky and Steuert received part of their 1995 incentive bonus in shares of
       GenCorp Common Stock (based upon the closing price on January 31, 1996 as reported in the New York Stock Exchange Composite Transactions published in the Wall Street
       Journal). Mr. Yasinsky received 6,350 shares and Mr. Steuert received 1,270 shares.

 (4)   Includes a 1997 year-end incentive bonus of $290,000 and a one-time payment of $100,000 per Mr. Ramseier's supplemental employment agreement.

 (5)   Includes a 1996 year-end payment of $100,000 and a one-time payment of $150,000 pursuant to Mr. Mass' employment agreement to compensate him for loss of a 1996 bonus from his former employer.

 (6)   Includes a 1996 year-end incentive bonus of $125,000 and a hiring bonus of $95,000 pursuant to Mr. McMullen's employment agreement.

 (7)   Cash allowances in lieu of a Company provided automobile. Perquisites and other personal benefits provided to the named executive officers during 1997, 1996 and 1995 did not exceed disclosure thresholds established by the Securities and Exchange
       Commission.

 (8)   Reimbursement for taxes payable in connection with relocation.

 (9)   Shares of GenCorp Common Stock underlying options granted pursuant to the GenCorp Inc.
       1997 and 1993 Stock Option Plans.

 (10)  Amounts paid for the 1995-1997 performance period under the Company's Long-Term
       Incentive Program. The net amount, after tax withholding, was paid in shares of GenCorp
       Common Stock based upon the January 30, 1998 closing price shown in the New York Stock
       Exchange Composite Transactions published in the Wall Street Journal. Messrs. Mass,
       Phillips and McMullen did not participate during the 1995-1997 performance period.

 (11)  Awards paid for the 1994-1996 performance period under the Company's Long-Term
       Incentive Program. The amount shown for Mr. Steuert includes $7,461 paid under the
       Company's Stock Incentive Compensation Plan discussed in footnote (12).

 (12)  Represents the value of awards granted in years prior to 1993 which were paid pursuant to payment elections filed by the executive at the time of grant under the Company's
       Stock Incentive Compensation Plan, a predecessor to the Company's Long-Term Incentive
       Program. Payments subsequent to 1995 are made in shares of GenCorp Common Stock. The value of an award is dependent upon the market value of GenCorp Common Stock at the payment date.

 (13)  Amounts accrued as dividend and interest earnings on prior years' awards under the
       Company's Stock Incentive Compensation Plan. Dividends declared on Common Stock credited to the executive's account in the trust fund are credited to the executive's account as an additional number of shares determined by dividing the aggregate amount of the dividend by the market value of Common Stock on the dividend date. The actual value of the shares distributed on a future payment date will be based upon the market value of Common Stock at the future payment date. Amounts accrued during 1997, and the number of shares attributable thereto, were: Roger I. Ramseier $18,337 (802 shares), D.
       Michael Steuert $12,052 (515 shares), and William R. Phillips $4,196 (183 shares).
       Messrs. Yasinsky, Mass and McMullen did not participate in the Plan.

 (14)  Company contributions to the executive's account in the GenCorp Retirement Savings Plan and, where applicable, the amount credited to the executive's account in the Company's
       Benefits Restoration Plan, a nonfunded plan which restores to the individual's account amounts otherwise excluded due to limitations imposed by the Internal Revenue Code of
       1986 ("Code") on contributions and includable compensation under qualified plans.
       Amounts credited during 1997 were: John B. Yasinsky $54,466, Roger I. Ramseier $28,906,
       D. Michael Steuert $24,411, Nathaniel J. Mass $18,324, William R. Phillips $15,976 and
       Kevin M. McMullen $16,405.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL
                                                                                                        REALIZABLE
                                                                                                         VALUE AT
                                                                                                         ASSUMED
                                                                                                       ANNUAL RATES
                                                                                                            OF
                                                                                                       STOCK PRICE
                                                                                                       APPRECIATION
                                                                                                        FOR OPTION
                                                                                                           TERM
                                                                                                           (TEN
                              INDIVIDUAL GRANTS                                                        YEARS)(3)(4)
------------------------------------------------------------------------------------------------------------------
                                          PERCENT OF
                         NUMBER OF          TOTAL
                         SECURITIES      OPTIONS/SARS
                         UNDERLYING       GRANTED TO
                        OPTIONS/SARS      EMPLOYEES       EXERCISE OR
                          GRANTED         IN FISCAL        BASE PRICE      EXPIRATION
        NAME               (#)(1)            YEAR         ($/SHARE)(2)        DATE        0% ($)          5% ($)
------------------------------------------------------------------------------------------------------------------
John B. Yasinsky           100,000            9.36%          $19.00          3-26-07       $ -0-      $    1,194,900
Roger I. Ramseier              -0-              --               --               --          --                  --
D. Michael Steuert          30,000            2.80%           19.00          3-26-07         -0-             358,470
Nathaniel J. Mass           30,000            2.80%           19.00          3-26-07         -0-             358,470
William R. Phillips         20,000            1.87%           19.00          3-26-07         -0-             238,980
Kevin M. McMullen           25,000            2.34%           19.00          3-26-07         -0-             298,725
All Shareholders(5)            N/A             N/A              N/A              N/A         -0-       1,278,939,021
------------------------------------------------------------------------------------------------------------------


--------------------

        NAME              10%($)
--------------------
John B. Yasinsky      $    3,028,111
Roger I. Ramseier                 --
D. Michael Steuert           908,433
Nathaniel J. Mass            908,433
William R. Phillips          605,622
Kevin M. McMullen            757,028
All Shareholders(5)    2,036,496,647
--------------------

(1) Non-qualified stock options granted pursuant to the GenCorp Inc. 1997 Stock Option Plan ("Plan") for the number of shares of GenCorp Inc. Common Stock indicated. No Stock Appreciation Rights were granted in 1997. Options granted March 26, 1997 become exercisable in 25% increments on September 23, 1997 and on March 26, 1998, 1999 and 2000, respectively.

(2) Exercise price equals the closing market price of GenCorp Common Stock on the date of grant as reported in the New York Stock Exchange Composite Transactions published in the Wall Street Journal.

(3) The 0%, 5% and 10% appreciation over 10 years' option valuation method assumes a stock price of $19.00, $30.95 and $49.28, respectively, at March 26, 2007.

(4) The potential realizable values are shown in the table in conformity with Securities and Exchange Commission regulations, and are not intended to forecast possible future appreciation. The Company is not aware of any formula which will predict with reasonable accuracy the future appreciation of equity securities. No gain can be realized by optionees without an appreciation in stock price, which will benefit all shareholders commensurately. A 0% appreciation in stock price will result in zero dollars for an optionee.

(5) Based upon 41,324,085 shares of GenCorp Common Stock outstanding on December 31, 1997.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                       SHARES                      OPTIONS/SARS AT FISCAL YEAR     MONEY OPTIONS/SARS AT FISCAL
                      ACQUIRED                              END(#)(1)                      YEAR END ($)
                         ON            VALUE       ----------------------------    ----------------------------
       NAME          EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
John B. Yasinsky        99,200      $1,558,806       335,300         162,500       $3,606,168      $ 1,400,781
Roger I. Ramseier      116,500       2,006,828           250          11,250            3,109          155,390
D. Michael Steuert         -0-             -0-       105,000          32,500        1,269,375          274,531
Nathaniel J. Mass          -0-             -0-        45,000          60,000          422,812          513,750
William R. Phillips     27,750         412,234         8,200          36,750           57,312          336,359
Kevin M. McMullen          -0-             -0-        43,750          56,250          452,734          528,515

---------------

(1) No SARs have been issued under the Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                 PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS UNDER NON-
                                NUMBER OF         OTHER PERIOD         STOCK PRICE-BASED PLANS(3)(4)
                              SHARES, UNITS          UNTIL          ------------------------------------
                                   OR            MATURATION OR      THRESHOLD      TARGET       MAXIMUM
          NAME                OTHER RIGHTS           PAYOUT            ($)           ($)          ($)
--------------------------------------------------------------------------------------------------------
John B. Yasinsky                      (1)            3 Years        $227,500      $455,000      $910,000
Roger I. Ramseier                     (2)            --                --            --            --
D. Michael Steuert                    (1)            3 Years          62,250       124,500       249,000
Nathaniel J. Mass                     (1)            3 Years          60,583       121,166       242,332
William R. Phillips                   (1)            3 Years          49,500        99,000       198,000
Kevin M. McMullen                     (1)            3 Years          42,500        85,000       170,000

---------------

(1) Indicates awards under the GenCorp Inc. Long-Term Incentive Program ("Program") pursuant to which key employees designated by the Organization and Compensation Committee may receive incentive payments equal to specified percentages of average annual compensation (salary and bonus paid under the Company's Executive Incentive Compensation Program) upon attainment of specified threshold, target or maximum levels of financial performance ("performance goals") over a three-year performance period. For the 1997-1999 performance period, threshold, target and maximum performance goals for corporate officers are designated percentages of corporate return on assets employed ("ROAE") and earnings per share (EPS) growth, and for business unit presidents, one-third corporate ROAE and two-thirds ROAE for their respective business units. No payments are made under the Program if financial performance for the performance period falls below threshold levels.

(2) Mr. Ramseier will not participate in the Program during the 1997-1999 performance period.

(3) Percentages of average annual compensation (determined for the three-year performance period) payable to participants upon attainment of performance goals for the 1997-1999 performance period are as follows:

                                               THRESHOLD     TARGET     MAXIMUM
                                               ---------     ------     -------
               Chairman, CEO and President         15%         30%        60%
               Senior Vice Presidents/
                 other Corporate Officers          10%         20%        40%
               Business Unit Presidents            10%         20%        40%

(4) Future payouts, if any, will be calculated on the basis of actual average annual compensation paid to the participant during the three-year performance period. For purposes of the table above, estimated future payouts have been calculated on the basis of the participant's 1997 fiscal year salary and bonus shown in the Summary Compensation Table on page 9.

                                PENSION BENEFITS

  The Company's salaried pension plans include several formulas for the determination of benefits, and require that the formula providing the highest benefit be utilized to determine an individual employee's actual benefit. Benefits for Messrs. Ramseier, Steuert, Mass, Phillips and McMullen have been determined pursuant to a formula which utilizes five-year average compensation for years of service prior to December 1, 1998 and a career average formula for service from December 1, 1998 to normal retirement. The benefit for Mr. Yasinsky has been determined pursuant to the terms of his employment agreement. Estimated benefits are shown below because the required calculations do not lend themselves to a typical pension plan table where benefits can be determined by the reader solely upon the basis of years of service and final compensation.

                                                               ESTIMATED
                                         APPROXIMATE        ANNUAL BENEFITS
                                      YEARS OF CREDITED        PAYABLE AT
                                         SERVICE AT              NORMAL
                   NAME               NORMAL RETIREMENT      RETIREMENT(1)
        ---------------------------------------------------------------------
        John B. Yasinsky(2)                   41                $890,663
        Roger I. Ramseier                     40                 335,253
        D. Michael Steuert                    27                 235,320
        Nathaniel J. Mass                     19                 157,773
        William R. Phillips                   18                 106,512
        Kevin M. McMullen                     29                 209,252

---------------

(1) Retirement benefits shown in the table for Messrs. Steuert, Mass, Phillips and McMullen were calculated pursuant to the terms of the Pension Plan for Salaried Employees of GenCorp Inc. (the "GenCorp Pension Plan"). Mr. Ramseier's benefit was calculated pursuant to the Aerojet-General Corporation Consolidated Pension Plan (the "Aerojet Pension Plan"). There is no offset for Social Security payments. Mr. Yasinsky's retirement benefit has been determined pursuant to the supplemental pension provisions of his employment agreement described on page 15.
      The benefits shown are estimated and have not been adjusted for any survivor option. Each estimated benefit is based upon the assumption that the executive will remain an employee until age 65 at a rate of compensation equivalent to that in effect on December 1, 1997 and that the pension plan under which such estimated benefit is calculated will remain unchanged.

      Benefits for Messrs. Ramseier, Steuert, Mass, Phillips and McMullen have been determined by a formula which provides for a benefit (A) for years of service prior to December 1, 1998 of (i) 1.125% of five-year average compensation ("average compensation") up to the average Social Security wage base ("ASSWB") plus 1.5% of average compensation in excess of the ASSWB multiplied by the total of such years of service up to 35 years and (ii) 1.5% of average compensation multiplied by the total years of service in excess of 35 years, and (B) for each year of service after December 1, 1998
    (i) prior to attainment of 35 years of service, 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of the ASSWB, and (ii) after attainment of 35 years of service, 2.0% of annual compensation.
      The benefits shown in the table have not been reduced to reflect either
    (i) the limitation on includable compensation or the overall benefit limitation imposed on pension plans qualified under Section 401(a) of the Code, or (ii) a plan's own exclusions from includable compensation, such as amounts deferred under the Company's Deferred Bonus Plan, since the amount of any such reductions will be restored to the individual pursuant to the terms of the Company's Benefits Restoration Plan, a nonfunded plan with benefits payable out of the general assets of the Company.

(2) Mr. Yasinsky's benefit is the product of (i) total years of service (including 30 years credited upon Mr. Yasinsky's employment with the Company, plus additional years accrued as an employee until age 65), (ii) 1.47%, and (iii) the average of his five highest years of compensation (salary and incentive bonus only) during the ten years preceding retirement. Under the terms of Mr. Yasinsky's employment agreement, amounts determined pursuant to the foregoing formula will be paid out of Company funds and will be offset by any payments made from the GenCorp Pension Plan and the pension plan of his prior employer.

                            ------------------------

COMPENSATION OF DIRECTORS

  Each nonemployee director receives a retainer of $22,000 per year and an attendance fee of $1,000 for each Board and Committee meeting attended. Nonemployee directors who serve as Chairman of a Committee of the Board receive an annual fee of $2,000 in consideration of such service.

  In lieu of an increase in the annual retainer (which has not changed since
1987) and in order to further align the interests of the directors with the interests of the Company's shareholders, in March 1997 each nonemployee director received two hundred restricted shares of GenCorp Common Stock pursuant to the terms of a Restricted Stock Agreement between the director and the Company. The restricted shares will vest March 26, 1999. Dividends on restricted shares are automatically reinvested through the Company's dividend reinvestment program (unless a director opts out). All shares may be voted, but ownership may not be transferred until service on the Board terminates. Unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting will be accelerated in the event of death, disability or retirement pursuant to the Company's Retirement Plan for Nonemployee Directors described below.

  Each nonemployee director who terminates his or her service on the Board after at least sixty months of service will receive an annual retirement benefit equal to the retainer in effect on the date such director's service terminates, payable in monthly installments, until the number of monthly payments made equals the lesser of (a) the individual's months of service as a director, or
(b) 120 monthly payments. In the event of death prior to payment of the applicable number of installments, the aggregate amount of unpaid monthly installments will be paid, in a lump sum, to the retired director's surviving spouse or other designated beneficiary, if any, or to the retired director's estate.

  Under the Board's retirement policy, as amended in July 1996, a director's term of office expires at the annual meeting following his or her seventieth birthday regardless of the term of the class for which such director was last elected.

  Directors who are also employees of the Company are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or committee meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  If the directors remove Mr. Yasinsky from the position of Chairman and CEO prior to age 65 for any reason other than for "cause" as defined in his October 18, 1993 employment agreement, Mr. Yasinsky may elect to terminate his employment and receive (a) a termination payment equal to two times the sum of
(i) his annual base salary at the time of termination and (ii) his incentive bonus for the last completed fiscal year preceding termination, and (b) a supplemental pension determined as described in footnote (2) on page 14. The agreement also provides that Mr. Yasinsky will participate in the GenCorp Pension Plan, and that his supplemental pension will be offset by the amount of any pension payment made from the GenCorp Pension Plan and any pension payment received from his former employer. In the event of death prior to electing a payment option, the supplemental pension will be paid to Mr. Yasinsky's surviving spouse for her life, calculated as if he had attained age 62, retired, and elected a joint and 100% survivor annuity. In the event of disability prior to age 62, the Company will pay Mr. Yasinsky an amount equal to 60% of his base monthly salary (offset for payments received under Social Security) until eligible for supplemental pension benefits at age 62.

  Pursuant to a May 13, 1996 employment agreement, Mr. Nathaniel J. Mass received an initial base salary of $300,000 per annum, increasing to $325,000 February 1, 1997. Additionally, Mr. Mass received a one time bonus of $150,000 to compensate him for loss of an expected bonus payment from his prior employer, a prorated 1996 incentive bonus, with a minimum of $75,000 and an option to purchase 75,000 shares of GenCorp Common Stock at an exercise price equal to the market price on his employment commencement date. The agreement provides that if Mr. Mass' employment is terminated by GenCorp, for reasons other than for cause or due to disability or mandatory retirement, he will be eligible to receive separation pay in the form of (a) continuing base salary at the rate in effect on the date of termination and (b) continuing bonus payments, each in the annualized amount of his last bonus payment preceding the date of termination, for a period not to exceed the shortest of (i) two years from the date of termination, or (ii) until he obtains comparable employment.

  Pursuant to a July 16, 1996 employment agreement, Mr. Kevin M. McMullen received an initial base salary of $250,000 per annum, subject to pro-rata adjustment at the end of the 1996 fiscal year and review annually thereafter per GenCorp's established practice. Mr. McMullen received a one-time hiring bonus of $95,000, a 1996 incentive bonus of $125,000, and an option to purchase 75,000 shares of GenCorp Common Stock at an exercise price equal to the closing market price on September 12, 1996. If Mr. McMullen's employment is terminated by GenCorp other than for cause, disability or retirement, he will be eligible for continuation of his base salary in effect at termination for a period not to exceed the shorter of (i) eighteen months or (ii) until he obtains comparable employment.

  Pursuant to the terms of a February 20, 1997 Supplemental Employment Agreement, Roger I. Ramseier, formerly President of Aerojet and Vice President of GenCorp until September 1, 1997, will continue his employment with the Company through an initial term ending November 30, 1998. During such period Mr. Ramseier will assist in the orderly transition of duties to a successor President of Aerojet and in completion of various special projects, and will support the initiatives of the Chairman of GenCorp. During the term of this agreement, Mr. Ramseier will receive his current salary and participate in standard GenCorp and Aerojet benefit plans. Mr. Ramseier will not be granted stock options during 1997 or 1998, but will be eligible for participation in the Executive Incentive Compensation Program for the entire 1997 fiscal year, and in the Long-Term Incentive Program for the entire 1995-1997 Performance Period and 50% of the 1996-1998 Performance Period. The agreement provides for an additional bonus upon achievement of specified objectives, with the actual amount of such bonus dependent upon the Chairman's assessment of Mr. Ramseier's efforts. The agreement may only be extended by mutual agreement of the parties and may be terminated by mutual agreement or by Mr. Ramseier upon 30 days' notice.

  During 1997 the Board of Directors authorized the Company to enter into amended and restated severance agreements with fourteen elected officers, including the named executive officers (other than Mr. Ramseier). The severance agreements (which supersede agreements entered into in October 1990 or thereafter) provide for a severance payment in an amount equal to the officer's base salary plus bonus (as defined in the agreement) multiplied by a factor of 3 in the case of the Chief Executive Officer or a Senior Vice President, or by a factor of 2 for other covered officers, if within three years after a change-in-control (as such term is defined in the agreements), the officer's employment is terminated (i) by the Company for any reason other than death, disability or cause, or (ii) by the officer following the occurrence of one or more adverse events enumerated in the agreement. The agreements provide for payment of performance awards under the Long-Term Incentive Program, continuation of health and life benefits for 24 or 36 months, as appropriate, vesting of accrued retirement benefits, payment of the amount required to cover excise taxes, if any, financial counseling, outplacement and accounting fees and costs of legal representation if required to enforce the agreement. Agreements for Messrs. Yasinsky and Mass each include a requirement that any amount which may become payable under the severance agreement be offset by any amount which may be paid under the individual executive's employment agreement as a result of termination of employment due to a change in control. Mr. Yasinsky's agreement also provides that he may terminate his employment for any reason, or without reason, during the 30-day period immediately following the date six months after the occurrence of a change-in-control, with the right to severance compensation under his agreement. The severance agreements renew annually unless terminated pursuant to provisions included therein.

ORGANIZATION & COMPENSATION COMMITTEE FUNCTION

  The Organization & Compensation Committee ("Committee") advises and recommends to the Board of Directors the total compensation of the Chairman of the Board, Chief Executive Officer and President. In addition, the Committee, with the counsel of the Chief Executive Officer, considers and establishes base pay and incentive bonuses for the executive officers of the Company elected by the Board (other than those named above). The base pay and incentive bonuses of the principal executives of the consolidated Company are subject to ratification by the Committee.

  The Committee also administers the Company's long-term incentive and deferred compensation plans and makes recommendations to the directors concerning such plans. Further information regarding the functions of the Organization & Compensation Committee appears on page 7.

ORGANIZATION & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Committee is composed entirely of nonemployee directors. Current Committee members are Mr. Paul J. Phoenix, Committee Chairman, and Messrs. Charles A. Corry, William K. Hall, Robert D. Kunisch and Steven W. Percy. All nonemployee directors participate in decisions regarding the compensation of the Chairman and Chief Executive Officer. Therefore, Robert K. Jaedicke, Paul X. Kelley, Diane E. McGarry, James M. Osterhoff and R. Byron Pipes participated in decisions regarding Mr. Yasinsky's 1997 compensation.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

  The Committee desires to provide an executive compensation program which allows for the effective recruitment, retention and motivation of highly qualified individuals who are key to the Company's current and future success. The Committee believes the Company's executive compensation program is designed to: create and reinforce a strategic alignment among the vision, goals and priorities of the Company; promote the interests of GenCorp's shareholders; respond to, and differentiate, based upon both individual responsibilities and performance; properly balance the focus on both short and longer-term Company performance; allow the Company to respond to changes for similar positions in the competitive marketplace; and prudently administer the fiscal resources of the organization. In the application of this philosophy, the Committee recognizes the need to attract and retain individuals who, by their actions, will add to shareholder value.

  In order to strengthen the alignment between the interests of shareholders and the interests of senior executives of the Company, in 1997 the Committee approved share ownership guidelines which apply to the Company's fourteen elected officers and take effect beginning in 1998. Under these guidelines, each elected officer is expected to own shares of GenCorp Common Stock equal in aggregate market value to a designated multiple of the officer's annual salary. These ownership levels should be attained within five years from the effective date of the program, and anyone who becomes an elected officer after 1998 will be expected to comply with the ownership guidelines within five years from his or her election. Shares beneficially owned through any GenCorp compensation or benefit plan will be included in an officer's aggregate ownership, but unexercised stock options do not count toward fulfillment of the guidelines.

EXECUTIVE COMPENSATION STRUCTURE

  Executive compensation at GenCorp consists of four components--base pay, an annual incentive bonus, stock options and an opportunity to participate in the GenCorp Inc. Long-Term Incentive Program. Each of these components is intended to meet a different objective. They are combined to focus the individual executive on high levels of sustained performance directed at key organizational objectives. A degree of risk/reward potential has been built into the compensation program to provide adequate motivation to achieve superior results.

  Compensation levels for executives vary depending on the scope of their individual responsibilities, as well as on the degree of individual performance and achievement.

ANNUAL CASH COMPENSATION

  Annual cash compensation consists of two components: base pay and incentive bonus.

Each year the Committee reviews historical information and analyses of current executive compensation trends and practices. Information for these analyses is derived from several national executive compensation survey sources.

  Data is selected from these information sources which represents organizations which are similar to the Company in scope of sales and business focus. The 50th percentile of this external compensation data is used as a target reference point in comparing prevailing compensation levels within the Company.

BASE PAY

  The level of base pay for the reported executives is established relative to the 50th percentile of competitive pay levels for comparable positions at similar organizations. Each executive position is reviewed against this standard, and consideration is given to performance and experience. These factors are incorporated into a determination regarding the level at which to set, and the amount by which to change, any executive's base pay. No specific weighting is applied universally to these factors. Rather, the collective judgment of the Committee members is utilized in establishing the appropriate level of base pay for the following year.

INCENTIVE BONUSES

  Beginning with fiscal 1995, incentive bonuses are determined pursuant to the Company's Executive Incentive Compensation Program which was approved by the Committee at its January 1995 meeting.

  The primary purpose of this pay-for-performance program is to reward executives for achievement of specific corporate objectives in three primary areas of responsibility: financial performance (for the individual business units and Company-wide, as appropriate), continuous improvement, and special objectives (specific to the individual). Incentive bonus amounts are intended to vary in a consistent and predictable manner with the financial performance of the Company and its various business units, as well as with the performance of the individual executive.

  Executives in positions which have significant scope, authority and impact on the Company's performance may be considered for participation. The named executive officers all participate in the program.

  Annually, financial performance objectives for the consolidated Company and each business unit are derived from stretch target goals established in the annual operating plan (AOP). Continuous improvement objectives are also derived from the AOP, plus a comparison to the results of the prior year.

  Special objectives are activities that should be accomplished during the year to achieve results which may be outside of the direct measurements associated with financial performance and continuous improvement, yet are of significant value to overall Company performance. Typically special objectives relate to projects which will impact other measures or strategic actions that will benefit the Company over an extended period of time.

  Each participating executive will have a maximum incentive opportunity expressed as a percentage of annual base pay. The level of this incentive opportunity has been set after a review of prevailing incentive opportunities for similar executive positions at similar organizations. These opportunities vary depending on the anticipated level of potential contribution for a particular position.

  The three performance categories: financial performance, continuous improvement, and special objectives will be taken into account, as appropriate, in determining an incentive bonus award. The three performance categories will be weighted in importance, and will total 100% of the incentive opportunity. This weighting may be adjusted in any year to allow management flexibility in focusing the executive on critical achievement areas.

  At the end of each fiscal year, management will prepare a written evaluation for each executive for each of the applicable performance categories, and will recommend to the Committee a bonus commensurate with the performance achieved. The financial performance category will yield no bonus if the threshold level of return on assets employed (ROAE) for the fiscal year has not been achieved. In the continuous improvement category, no credit will be given for any item which has results that show no improvement from the prior year's actual performance level.

  These performance evaluations, with appropriate discretionary adjustments, form the basis for management's recommendations to the Committee. Payments under the Executive Incentive Compensation Program are generally made in cash. However, beginning with fiscal 1997, the Company's elected officers will receive 20% of their incentive payment in shares of GenCorp Common Stock.

LONG-TERM INCENTIVE PROGRAM

  The Long-Term Incentive Program has limited executive participation that includes the named executive officers. The purpose of the program is to motivate executives to achieve sustained improvement in predetermined performance objectives over a three-year period. The nonemployee directors set specific threshold, target, and maximum achievement levels for each three-year performance period after reviewing the strategic business plans of the Company. For the 1997--1999 performance period, upon recommendation of the Committee, the nonemployee directors have adopted ROAE as a performance measure for the consolidated Company and each business unit, and earnings per share (EPS) growth as an additional performance measure for corporate participants. Potential earnings for the named executives range from 10% to 60% of average annual cash compensation over the three-year period. The net value (after tax withholding) of any performance awards earned by participants will be paid in shares of GenCorp Common Stock. Additional data concerning the Program, including the percentages of compensation payable upon attainment of performance goals, can be found in the footnotes to the Long-Term Incentive Plans--Awards table beginning on page 12.

STOCK OPTIONS

  The Company's philosophy is to consider the interests of shareholders in the payment of executive compensation, and specifically, to link the interests of executives to the interests of shareholders. Stock options help accomplish this goal and are an important component of overall compensation. In 1997 the Company granted stock options to executives in positions that have the ability to significantly impact the Company's performance. In determining the size of these grants the Company followed competitive norms based on the current practice of a broad base of companies with comparable revenues. A limited number of stock options were also granted to employees who successfully completed the Company's advanced training program in process improvement known as Six Sigma.

ORGANIZATION & COMPENSATION COMMITTEE POLICY WITH REGARD TO DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code imposes limits on the deductibility of certain compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers of public companies. Management has reviewed the regulations and feels that the current compensation program and policies are appropriate. The Company's executive compensation program contains several elements, each of which are intended to support organizational goals and priorities. Factors taken into consideration in setting compensation targets and determining actual distribution of awards include: prevailing pay practices for comparable organizations, performance of individuals as well as business units and the Company, expansion of responsibilities, and potential for future contributions.

  In those years when performance is exceptional, it is possible under the current compensation program for one or more officers to surpass the $1 million threshold. At this time the Committee does not believe that accommodating the IRS regulations will produce material benefits or increases in shareholder value. However, the Committee intends to review this issue regularly and may change its position in future years.

By: The Organization & Compensation Committee of the Board of Directors:

     P. J. Phoenix, Chairman
     C. A. Corry
     W. K. Hall
     R. D. Kunisch
     S. W. Percy

CEO COMPENSATION

  At its meeting on January 20, 1997, the Committee reviewed Mr. Yasinsky's compensation history and comparable CEO annual cash compensation data available from several national executive compensation survey sources, including Hewitt Associates Total Compensation Database, Management Compensation Services Project 777 and Towers Perrin Compensation Data Bank. Based on the foregoing information and the recognition that Mr. Yasinsky's performance is meeting expectations by providing effective strategic leadership and driving initiatives intended to position the Company for long-term growth and increased shareholder value, the Committee recommended to the nonemployee directors that base pay for Mr. Yasinsky be increased 8% to $675,000 for 1997.

  At its March 1997 meeting, the Board granted Mr. Yasinsky an option to purchase 100,000 shares of GenCorp Common Stock. This grant was based on consideration of his continued strong performance, including strategic initiatives put in place to achieve operational excellence and value creating growth, and the competitive status of his total long-term compensation compared with CEOs of comparable companies. The nonemployee directors are extremely pleased with Mr. Yasinsky's efforts in improving profit margins and return on assets, positioning the Company for future growth and expanding the market value of GenCorp shares during fiscal 1997.

  The incentive bonus for Mr. Yasinsky is determined after the close of the fiscal year pursuant to the Executive Incentive Compensation program discussed on page 18. CEO performance is evaluated quantitatively in two categories: financial performance (stretch objectives for sales, operating profit, ROAE and cash flow) and special objectives (strategically related objectives intended to support future growth and improve the Company's overall performance potential). At its January 29, 1998 meeting, the Committee considered management's written evaluation regarding attainment of corporate financial results, as well as Mr. Yasinsky's performance relative to his special objectives. Also taken into consideration was Mr. Yasinsky's leadership and direction in driving corporate priorities. Overall, the Committee is very pleased with Mr. Yasinsky's progress with a program of continuing positive change that is focused on achieving operational excellence and sustained shareholder value creating growth.

  Specific 1997 achievements considered included the following: improved EPS from continuing operations (less unusual items) of more than 19%; aggressive balance sheet management resulting in the lowest debt-to-capital ratio (28%) and the first investment-grade rating in 10 years; a breakthrough agreement with the State of California allowing future Aerojet land sales; the successful acquisition of Printworld ($40 million sales) plus several other potential growth initiatives underway at year-end; significantly reduced operating costs through aggressive process improvement resulting from the Company's Six

Sigma quality program, and the continuation of efforts to upgrade management to match the Company's new challenges by the addition of 18 new executives and senior managers in key positions.

  In addition to Mr. Yasinsky's performance against his special objectives as highlighted above, financial performance was equally strong, meeting one financial objective and exceeding the other three financial objectives. As a result of these accomplishments, shareholders enjoyed a fiscal 1997 total return (stock appreciation plus dividends) of 39% compared with 20% for the Dow Jones Industrial Average and 26% for the S&P 500.

  The Committee is especially pleased with Mr. Yasinsky's leadership in creating a strong strategic direction to achieve operational excellence and value creating growth, and in recruiting and developing a strong senior management team. After utilizing the specific formula and considering other terms of the Program, the Committee determined that it would recommend to the nonemployee directors that Mr. Yasinsky receive a 1997 incentive bonus of $850,000, of which 20%, after tax withholding, was paid in shares of GenCorp Common Stock.

  In addition to stock options as described above, Mr. Yasinsky's long-term compensation includes an opportunity for payment under the Long-Term Incentive Program described on page 19. Performance exceeded the ROAE target for the just completed 1995--1997 performance period under the Long-Term Incentive Program. Based on this performance, the Committee recommended a long-term performance payment to Mr. Yasinsky for the 1995--1997 performance period of $698,200 which, after tax withholding, was paid in shares of GenCorp Common Stock.

  The foregoing recommendations for Mr. Yasinsky were approved by the following nonemployee members of the Board of Directors:

  C. A. Corry             D. E. McGarry
  W. K. Hall              J. M. Osterhoff
  R. K. Jaedicke          S. W. Percy
  P. X. Kelley            P. J. Phoenix
  R. D. Kunisch           R. B. Pipes

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return, assuming reinvestment of dividends, of the Company's Common Stock with the cumulative total return, assuming reinvestment of dividends, of the Standard & Poor's Diversified Industrials Index and the Standard & Poor's 500 Composite Stock Price Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
         AMONG GENCORP, S&P 500 INDEX, AND S&P DIVERSIFIED INDUSTRIALS

        MEASUREMENT PERIOD                                                    S&P DIVERSIFIED
      (FISCAL YEAR COVERED)               GENCORP             S&P 500              INDS.
1992                                               100                 100                 100
1993                                               136                 110                 120
1994                                               107                 111                 123
1995                                               127                 152                 181
1996                                               209                 195                 253
1997                                               291                 251                 298

     Chart depicts the value, on the November 30 of the specified year, of $100 invested on November 30, 1992 in GenCorp Common Stock, the S&P 500 Index, and the S&P Diversified Industrials Index.

                                         1992     1993     1994     1995     1996     1997
                                         ----     ----     ----     ----     ----     ----
GENCORP                                  $100     $136     $107     $127     $209     $291
S&P 500                                  $100     $110     $111     $152     $195     $251
S&P DIVERSIFIED INDUSTRIALS              $100     $120     $123     $181     $253     $298

                      APPOINTMENT OF INDEPENDENT AUDITORS

  Upon recommendation of the Audit Committee, and subject to ratification by the shareholders at the March 25, 1998 Annual Meeting, the Board of Directors has appointed Ernst & Young LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending November 30, 1998.

  If the Board's appointment is not ratified, or if Ernst & Young LLP declines to act or becomes incapable of action, or if their employment is discontinued, the Board will appoint other independent auditors whose continued employment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders.

  Ernst & Young representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and it is expected that they will respond to appropriate questions raised at the meeting.

  The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of Ernst & Young LLP unless a contrary choice is indicated.

  The Board of Directors recommends a vote FOR ratification of the appointment of independent auditors.

                                 OTHER BUSINESS

  The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy, pursuant to discretionary authority conferred thereby, to vote the proxy, in accordance with their best judgment on such matters.

                              GENERAL INFORMATION

SUBMISSION OF SHAREHOLDER PROPOSALS

  If a holder of the Company's Common Stock wishes to present a proposal for consideration at next year's Annual Meeting, any such proposal must be received on or before October 16, 1998 at the Company's offices located at 175 Ghent Road, Fairlawn, OH 44333, Attention: Secretary.

SOLICITATION EXPENSE

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company may solicit proxies by personal interview, telephone and telegraph. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to their principals. The Company has also made arrangements with Georgeson & Company Inc., New York, NY, to assist in the solicitation of proxies for a fee of $8,500 plus reimbursement of normal expenses.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By order of the Board of Directors,

                                            EDWARD R. DYE, Secretary
February 13, 1998

[GENCORP LOGO]

John B. Yasinsky
Chairman and Chief Executive Officer


February 13, 1998


Dear Stockholder:

Enclosed are GenCorp's 1997 Annual Report and 1998 Proxy Statement. As our Annual Report will demonstrate, 1997 was a milestone year for GenCorp. We posted the highest operating profit margins and the strongest balance sheet the Company has seen in a decade, and have now completed three years of major positive change that establishes GenCorp as an increasingly attractive investment opportunity. Our accomplishments reflect our disciplined commitment to focus on our ultimate destination-our long term objectives, our two priorities of operational excellence and value-creating growth, and the strategies that will enable us to achieve our vision to be one of the most respected diversified companies in the world. Our 1997 Annual Report takes a look at the solid progress we have made and our heightened expectations for the future.

The 1998 Annual Meeting will be held on March 25, at 9 a.m. at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky

John Yasinsky


                             DETACH PROXY CARD HERE
                             -                    -
-------------------------------------------------------------------------------

      [   ]

1. ELECTION OF DIRECTORS TO A THREE-YEAR    FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote     [ ]    *EXCEPTIONS  [ ]
   TERM EXPIRING AT THE MARCH 2001          listed below             for all nominees listed below.
   ANNUAL MEETING.

   Nominees: General Paul X. Kelley, Diane E. McGarry, Dr. R. Byron Pipes and Steven W. Percy.
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE
   THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

   *Exceptions
              -------------------------------------------------------------------------------------------------

2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young        3.  Upon matters incident to the conduct of the meeting and
   LLP as the independent auditors of the Company.                         such other business as may properly come before the
                                                                           meeting or any adjournments thereof.

   FOR   [ ]        AGAINST  [ ]          ABSTAIN  [ ]

                                                                                               Change of Address and
                                                                                               or Comments Mark Here  [ ]

                                                                                   Please sign exactly as name appears below. When
                                                                                   shares are held by joint tenants both should
                                                                                   sign. When signing as attorney, executor,
                                                                                   administrator, trustee, or guardian, give full
                                                                                   title as such. If a corporation, sign
                                                                                   in full corporate name by President or other
                                                                                   authorized officer. If a partnership, sign in
                                                                                   partnership name by authorized person.

                                                                                   DATE _______________________________, 1998


                                                                                   -------------------------------------------------
                                                                                                     Signature

                                                                                   -------------------------------------------------
                                                                                              Signature if held jointly

                                                                                        VOTES MUST BE INDICATED
PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.    (x) IN BLACK OR BLUE INK.  [X]

                                  GENCORP INC.
                      175 GHENT ROAD - FAIRLAWN, OHIO 44333
 PROXY FOR HOLDERS OF COMMON STOCK SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints D. MICHAEL STEUERT, WILLIAM R. PHILLIPS and EDWARD R. DYE, and each of them, his proxy, with power of substitution, to vote all shares of Common Stock of GenCorp Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on March 25, 1998, and any adjournments thereof, and appoints the proxyholders to vote as directed below and in accordance with their judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 3:

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE PROXYHOLDERS' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.



                                        (Continued, and to be signed and dated
                                        on the other side.)


                                        GENCORP INC.
                                        P.O. BOX 11104
                                        NEW YORK, N.Y. 10203-0104

[GENCORP LOGO]

John B. Yasinsky
Chairman and Chief Executive Officer


February 13, 1998


Dear Stockholder:

Enclosed are GenCorp's 1997 Annual Report and 1998 Proxy Statement. As our Annual Report will demonstrate, 1997 was a milestone year for GenCorp. We posted the highest operating profit margins and the strongest balance sheet the Company has seen in a decade, and have now completed three years of major positive change that establishes GenCorp as an increasingly attractive investment opportunity. Our accomplishments reflect our disciplined commitment to focus on our ultimate destination-our long term objectives, our two priorities of operational excellence and value-creating growth, and the strategies that will enable us to achieve our vision to be one of the most respected diversified companies in the world. Our 1997 Annual Report takes a look at the solid progress we have made and our heightened expectations for the future.

The 1998 Annual Meeting will be held on March 25, at 9 a.m. at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky

John Yasinsky


                             DETACH PROXY CARD HERE
                             -                    -
-------------------------------------------------------------------------------

      [   ]

1. ELECTION OF DIRECTORS TO A THREE-YEAR    FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote     [ ]    *EXCEPTIONS  [ ]
   TERM EXPIRING AT THE MARCH 2001          listed below             for all nominees listed below.
   ANNUAL MEETING.

   Nominees: General Paul X. Kelley, Diane E. McGarry, Dr. R. Byron Pipes and Steven W. Percy.
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE
   THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

   *Exceptions
              -------------------------------------------------------------------------------------------------

2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young        3.  Upon matters incident to the conduct of the meeting and
   LLP as the independent auditors of the Company.                         such other business as may properly come before the
                                                                           meeting or any adjournments thereof.

   FOR   [ ]        AGAINST  [ ]          ABSTAIN  [ ]

                                                                                               Change of Address and
                                                                                               or Comments Mark Here  [ ]

                                                                                   Please sign exactly as name appears below. Your
                                                                                   shares may not be voted by the Trustee unless
                                                                                   you sign and return this card so that it will
                                                                                   reach the Trustee not later than March 23, 1998.

                                                                                   DATE _______________________________, 1998


                                                                                   -------------------------------------------------
                                                                                                     Signature


                                                                                        VOTES MUST BE INDICATED
PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.    (x) IN BLACK OR BLUE INK.  [X]

                        CONFIDENTIAL VOTING INSTRUCTIONS
               TO: MELLON BANK, N.A., TRUSTEE FOR THE GENCORP INC.
                        SAVINGS AND PROFIT SHARING PLANS

      I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Fund of the GenCorp Retirement Savings Plan and/or the GenCorp Profit Sharing Plan at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on March 25, 1998, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 3:

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE TRUSTEES' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                 (Continued, and to be signed and dated
                                 on the other side.)

                                 GENCORP INC.
                                 P.O. BOX 11104
                                 NEW YORK, N.Y. 10203-0104

[GENCORP LOGO]

John B. Yasinsky
Chairman and Chief Executive Officer


February 13, 1998


Dear Stockholder:

Enclosed are GenCorp's 1997 Annual Report and 1998 Proxy Statement. As our Annual Report will demonstrate, 1997 was a milestone year for GenCorp. We posted the highest operating profit margins and the strongest balance sheet the Company has seen in a decade, and have now completed three years of major positive change that establishes GenCorp as an increasingly attractive investment opportunity. Our accomplishments reflect our disciplined commitment to focus on our ultimate destination-our long term objectives, our two priorities of operational excellence and value-creating growth, and the strategies that will enable us to achieve our vision to be one of the most respected diversified companies in the world. Our 1997 Annual Report takes a look at the solid progress we have made and our heightened expectations for the future.

The 1998 Annual Meeting will be held on March 25, at 9 a.m. at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky

John Yasinsky


                             DETACH PROXY CARD HERE
                             -                    -
-------------------------------------------------------------------------------

      [   ]

1. ELECTION OF DIRECTORS TO A THREE-YEAR    FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote     [ ]    *EXCEPTIONS  [ ]
   TERM EXPIRING AT THE MARCH 2001          listed below             for all nominees listed below.
   ANNUAL MEETING.

   Nominees: General Paul X. Kelley, Diane E. McGarry, Dr. R. Byron Pipes and Steven W. Percy.
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE
   THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

   *Exceptions
              -------------------------------------------------------------------------------------------------

2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young        3.  Upon matters incident to the conduct of the meeting and
   LLP as the independent auditors of the Company.                         such other business as may properly come before the
                                                                           meeting or any adjournments thereof.

   FOR   [ ]        AGAINST  [ ]          ABSTAIN  [ ]

                                                                                               Change of Address and
                                                                                               or Comments Mark Here  [ ]

                                                                                   Please sign exactly as name appears below. Your
                                                                                   shares may not be voted by the Trustee unless
                                                                                   you sign and return this card so that it will
                                                                                   reach the Trustee not later than March 23, 1998.

                                                                                   DATE _______________________________, 1998


                                                                                   -------------------------------------------------
                                                                                                     Signature


                                                                                        VOTES MUST BE INDICATED
PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.    (x) IN BLACK OR BLUE INK.  [X]

                       CONFIDENTIAL VOTING INSTRUCTIONS
                     TO: THE TRUSTEE FOR THE GENCORP INC.
                      STOCK INCENTIVE COMPENSATION PLAN

      I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Incentive Compensation Plan Trust Fund at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on March 25, 1998, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 3:

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE TRUSTEES' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                 (Continued, and to be signed and dated
                                 on the other side.)

                                 GENCORP INC.
                                 P.O. BOX 11104
                                 NEW YORK, N.Y. 10203-0104

[GENCORP LOGO]

John B. Yasinsky
Chairman and Chief Executive Officer


February 13, 1998


Dear Stockholder:

Enclosed are GenCorp's 1997 Annual Report and 1998 Proxy Statement. As our Annual Report will demonstrate, 1997 was a milestone year for GenCorp. We posted the highest operating profit margins and the strongest balance sheet the Company has seen in a decade, and have now completed three years of major positive change that establishes GenCorp as an increasingly attractive investment opportunity. Our accomplishments reflect our disciplined commitment to focus on our ultimate destination-our long term objectives, our two priorities of operational excellence and value-creating growth, and the strategies that will enable us to achieve our vision to be one of the most respected diversified companies in the world. Our 1997 Annual Report takes a look at the solid progress we have made and our heightened expectations for the future.

The 1998 Annual Meeting will be held on March 25, at 9 a.m. at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky

John Yasinsky


                             DETACH PROXY CARD HERE
                             -                    -
-------------------------------------------------------------------------------

      [   ]

1. ELECTION OF DIRECTORS TO A THREE-YEAR    FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote     [ ]    *EXCEPTIONS  [ ]
   TERM EXPIRING AT THE MARCH 2001          listed below             for all nominees listed below.
   ANNUAL MEETING.

   Nominees: General Paul X. Kelley, Diane E. McGarry, Dr. R. Byron Pipes and Steven W. Percy.
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE
   THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

   *Exceptions
              -------------------------------------------------------------------------------------------------

2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young        3.  Upon matters incident to the conduct of the meeting and
   LLP as the independent auditors of the Company.                         such other business as may properly come before the
                                                                           meeting or any adjournments thereof.

   FOR   [ ]        AGAINST  [ ]          ABSTAIN  [ ]

                                                                                               Change of Address and
                                                                                               or Comments Mark Here  [ ]

                                                                                   Please sign exactly as name appears below. Your
                                                                                   shares may not be voted by the Trustee unless
                                                                                   you sign and return this card so that it will
                                                                                   reach the Trustee not later than March 23, 1998.

                                                                                   DATE _______________________________, 1998


                                                                                   -----------------------------------------------
                                                                                                     Signature


                                                                                        VOTES MUST BE INDICATED
PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.    (x) IN BLACK OR BLUE INK.  [X]

                       CONFIDENTIAL VOTING INSTRUCTIONS
  TO: ROYAL TRUST CORPORATION OF CANADA, TRUSTEE FOR THE GENCORP CANADA INC.
                                 SAVINGS PAN

      I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Fund of the GenCorp Canada Inc. Savings Plan at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on March 25, 1998, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 3:

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE TRUSTEES' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                 (Continued, and to be signed and dated
                                 on the other side.)

                                 GENCORP INC.
                                 P.O. BOX 11104
                                 NEW YORK, N.Y. 10203-0104